UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022 (June 28, 2022)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2580 S. Sorrel St., Las Vegas, NV 89146

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(702) 879-4440

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MJNE	OTC “PINK”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic, regulatory and business conditions in Nevada, and or changes in U.S. Federal law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Item 4.01. Change in Registrant’s Certifying Accountant

On June 28, 2022, MJ Holdings, Inc. (the “Company”) dismissed Sadler, Gibb & Associates, LLC (“Sadler Gibb”) as the Company’s independent registered public accounting firm. The dismissal of Sadler Gibb was recommended by the audit committee (the “Audit Committee”) of the board of directors of the Company (the “Board”) and approved by the Board. The reports of Sadler Gibb on the financial statements of the Company as of and for the years ended December 31, 2021 and 2020 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

Sadler Gibb’s report on the consolidated financial statements of MJ Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2021 and 2020 contained a separate paragraph stating that “As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Sadler Gibb’s report on the consolidated and combined financial statements of MJ Holdings, Inc. and subsidiaries as of and for the years ended December 31, 2020 and 2019, contained a separate paragraph stating that “As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

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During the years ended December 31, 2021 and 2020 and through the date of this Current Report on Form 8-K, there were no disagreements or reportable events between the Company and Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Sadler Gibb, would have caused Sadler Gibb to make reference in connection with their opinion to the subject matter of the disagreements or reportable events.

The Company provided Sadler Gibb with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested Sadler Gibb furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 28, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On June 28, 2022, in connection with the Company’s dismissal of Sadler Gibb, the Board approved the engagement of Fruci & Associates II, PLLC (“Fruci”) as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2022. The decision to retain Fruci was recommended by the Audit Committee, and approved by the Board, after taking into account the results of a competitive review process and other business factors.

During the years ended December 31, 2021 and 2020 and the subsequent interim period through June 28, 2022, neither the Company nor anyone on its behalf consulted with Fruci regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that Fruci concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Sadler, Gibb & Associates, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

Date: June 29, 2022	By:	/s/ Roger Bloss
Roger Bloss
Chief Executive Officer

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